Exhibit 10.28

CONFIDENTIAL TREATMENT REQUESTED

MANUFACTURING AND SUPPLY AGREEMENT

THIS MANUFACTURING AND SUPPLY AGREEMENT is entered into as of April 3, 2008 (the “Effective Date”) by and between DEXCOM, INC., a Delaware corporation, having an address of 6340 Sequence Drive, San Diego, California 92121 (“Purchaser”), and PTG MEDICAL LLC, a California limited liability company, with its principal office at 2810 Seventh St., Berkeley, CA 94710 (“Supplier”).

RECITALS

WHEREAS, Purchaser is in the business of developing, manufacturing, marketing and selling continuous glucose monitoring products for people with diabetes.

WHEREAS, Supplier is in the business of manufacturing and packaging specialty polymers and biomedical materials including polymeric materials suitable for the manufacture and fabrication of Purchaser’s products; and

WHEREAS, Purchaser desires to utilize Supplier as a contract manufacturer to manufacture, package, store and ship Materials (defined below) in accordance with the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	DEFINED TERMS.

1.1 “Acceptance Period” shall have the meaning provided in Section 6.4(b).

1.2 “Adverse Event” shall mean any adverse event associated with the use of any Materials, including an adverse event occurring in the course of the use of Materials in commercial practice, in studies, in investigations or in tests.

1.3 “Affiliate” shall mean, with respect to any party hereto, any entity that controls, is controlled by, or is under common control with such party. For the purposes of this definition, a party shall be deemed to control another entity if it owns or controls, directly or indirectly, more than fifty percent (50%) of the voting equity of the other entity (or other comparable ownership interest for an entity other than a corporation) and if it possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other entity.

1.4 “Applicable Laws” shall mean all United States federal, state and local laws, statutes, rules, regulations, ordinances (including any amendments thereto), applicable to the import, export, manufacture and distribution of the Materials. In the event of any conflict between the foregoing sources of authority, U.S. federal law and regulations shall be given priority.

1.5 “Approval Application” shall mean an application for Regulatory Approval required before commercial sale or use of the Materials in combination with any of Purchaser’s Products in any applicable regulatory jurisdiction.

1.6 “Certificate of Analysis” shall have the meaning provided in Section 3.4.

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1.7 “Confidential Information” of a party shall mean all information, including but not limited to product specifications, data, know-how, formulations, product concepts, sample materials, business and technical information, financial data, and deal terms, whether in written form or disclosed orally, visually and/or in another tangible form, disclosed hereunder by such party to one or more other parties.

1.8 “Coordinator(s)” shall have the meaning provided in Article 2.

1.9 “First Shipment” shall mean the date of the first commercial shipment of Materials to Purchaser.

1.10 “Forecast” shall have the meaning provided in Section 3.2.

1.11 “Governmental Authority” shall mean any country, including any political subdivision thereof, court, instrumentality, or agency thereof, and any other federal, state, or public authority, domestic or foreign, exercising governmental powers and having jurisdiction, and all statutes, laws, ordinances, regulations, orders, decrees, permits, writs, process and rules issued thereby which may be applicable to the parties’ performance under this Agreement.

1.12 “Invention” shall have the meaning provided in Section 7.2.

1.13 “Latent Defect” shall mean a defect that causes Materials to fail to conform to the Materials Specifications or to the warranties provided by Supplier hereunder, which defect is not discoverable upon reasonable physical inspection and testing performed pursuant to Sections 3.4 and 6.4 but is discovered at a later time.

1.14 “Materials” shall mean Supplier’s polymeric materials meeting the Materials Specifications and the Quality Systems, for use by Purchaser, its Affiliates or its sublicensees in the manufacture of Products.

1.15 “Materials Price” shall mean the price for Materials set forth in Exhibit B hereto, as such price may be adjusted from time to time in accordance with the terms of this Agreement.

1.16 “Materials Specifications” shall mean the final specification of the Materials, as set forth in Exhibit C.

1.17 “PPI” shall have the meaning provided in Section 5.2.

1.18 “Product(s)” shall mean continuous glucose monitoring products for people with diabetes which utilize Materials.

1.19 “Quality Statement” shall have the meaning provided in Section 4.4.

1.20 “Quality Systems” shall mean the regulatory, manufacturing, quality control and quality assurance procedures, processes, practices, standards, instructions and any other attributes that the parties agree upon or that are otherwise required in connection with the manufacture of Materials (including, without limitation any requirements set forth in the Quality Agreement), as set forth in Exhibit D hereto (as such Exhibit may be amended by mutual agreement of Purchaser and Supplier from time to time).

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1.21 “Regulatory Approval” shall mean any approvals (including supplements, amendments, pre- and post—marketing approvals, and pricing and reimbursement approvals), licenses, registrations or authorizations of any national, supra-national (e.g., the European Commission or the Council of the European Union), regional, state or local regulatory agency, department, bureau, commission, council or other governmental entity, necessary for the manufacture, distribution, use or sale of Products containing the Materials in a regulatory jurisdiction.

1.22 “Supplier’s Facility” shall mean the manufacturing facility or facilities at which Supplier shall manufacture Materials.

1.23 “Third Party” shall mean any entity other than Purchaser or Supplier or an Affiliate of either.

1.24 “Tooling and Equipment” means the equipment owned by Purchaser and provided to Supplier to be used to manufacture Materials hereunder as identified on Exhibit A hereto.

2.	COORDINATORS.

Within ten (10) days after the date hereof, Purchaser and Supplier shall each appoint an authorized representative and a back-up representative (each, a “Coordinator” and collectively, the “Coordinators”) for the exchange of all communications, other than legal notices, related to the manufacturing, labeling and packaging of the Materials. Each such party shall provide notice to the other party as to the name and title of the individuals so appointed. Each party may replace its coordinators at any time for any reason by providing written notice to the other party in accordance with Section 13.4.

3.	PURCHASE AND SUPPLY.

3.1 Purchase and Supply Agreement. During the term of this Agreement, Purchaser agrees to buy, and Supplier agrees to use commercially reasonable efforts to sell, such quantities of Materials as may be set forth on purchase orders placed by Purchaser in accordance with the provisions of Section 3.3. The transfer price for supply of Materials shall be as provided in Section 5.1. Supplier shall supply Materials to Purchaser on an exclusive basis and shall not have the right to manufacture for or to supply Materials to any third party without written concurrence from Purchaser, which shall not be unreasonably withheld. Purchaser shall have the right to purchase similar materials from one or more Third Parties during the term of this Agreement if Supplier fails to supply Materials that meet agreed upon specifications under the terms of this Agreement.

3.2 Forecasts. Each calendar quarter, Purchaser shall provide Supplier with a written [*****] rolling forecast, by quarter, of its estimated orders for Materials (each a “Forecast”). Each Forecast is a non-binding estimate and shall not obligate Purchaser to purchase the volume of Materials set forth in it; provided, however, that the volume forecasted for the first [*****]months of each Forecast shall represent Purchaser’s firm order for such Materials. Notwithstanding any other provision of this Agreement to the contrary, Supplier shall not be obligated to manufacture or supply Purchaser with quantities of Materials in excess of 125% of the second [******] of the preceding forecast provided to Supplier in a Forecast; provided, however, that Supplier agrees to use reasonable efforts to fill any order by Purchaser in excess of 125% of such Forecast.

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3.3 Purchase Orders. Purchaser shall order Materials by submitting written purchase orders, in such form as the parties shall agree from time to time, to Supplier specifying the quantities of each Materials ordered, the desired shipment date for such Materials, and any special shipping instructions. Purchaser shall order Materials in lots of a defined number pursuant to each purchase order as specified by Supplier. Purchaser shall submit each purchase order to Supplier at least [******] in advance of the desired shipment date specified in such purchase order. Supplier shall make each shipment of Materials in the quantity and before or up to [******]after the shipment date specified for it on Purchaser’s purchase order, via the mode(s) of transportation and to the party and destination specified on such purchase order. Shipment shall be F.O.B. the Supplier Facility. Any purchase orders for Materials submitted by Purchaser to Supplier shall reference this Agreement and shall be governed exclusively by the terms contained herein. The parties hereby agree that the terms and conditions of this Agreement shall supersede any term or condition in any order, confirmation or other document furnished by Purchaser or Supplier that is in any way inconsistent with these terms and conditions.

3.4 Materials Specifications; Testing. Materials supplied hereunder will conform to the Materials Specifications and Quality Systems (as amended from time to time by written agreement between the parties) and such conformance will be verified in accordance with the testing standards and procedures specified therein. Supplier will test each batch of Materials and supply Purchaser with a certificate of analysis (“Certificate of Analysis”) confirming that such meets the Materials Specifications. Purchaser may then retest the batch of Materials as more fully set forth in Sections 6.l and 6.4 to confirm that it meets Materials Specifications. Accordingly, Purchaser and Supplier agree to negotiate in good faith to modify Materials Specifications from time to time as the parties’ experience with the manufacture, testing and use of Materials warrants; and Supplier further agrees that it will make reasonable efforts to facilitate changes to Materials Specifications that are necessary or appropriate in light of regulatory requirements. The parties agree to allocate on an equitable basis any special costs of developing and implementing revised procedures, including capital expenses.

4.	MANUFACTURE.

4.1 Tooling and Equipment.

(a) Tooling and Equipment to Supplier. Purchaser shall provide the tooling and equipment to Supplier listed on Exhibit A hereto (“Tooling and Equipment”). All such Tooling and Equipment shall be sent to Supplier at Purchaser’s expense, F.O.B., Supplier’s Facility. All Tooling and Equipment shall be the property of Purchaser and at all times hereunder shall remain the property of Purchaser. Supplier shall use the Tooling and Equipment solely for the purpose of manufacturing the Materials. Supplier shall not copy such Tooling and shall not manufacture the Materials for any third party. All other materials required for the production, packaging and shipping of the Materials for Purchaser shall be supplied by Supplier, and the parties acknowledge that the cost of such materials is included in the Materials Price set forth in Section 5.1 hereof. Although Purchaser shall retain ownership of the Tooling and Equipment, Supplier shall bear the risk of loss for the Tooling and Equipment commencing with its delivery to Supplier’s manufacturing facility until returned to Purchaser.

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(b) Supplier’s Acceptance of Tooling and Equipment. Supplier shall receive the Tooling and Equipment from Purchaser and shall test such Tooling and Equipment in accordance with the testing instructions set forth in Exhibit A. Simultaneously with the provision of notice to Purchaser, Supplier shall provide written notice of any defect or nonconformance, if any.

(c) Tooling and Equipment Labeling and Protection. Supplier shall (i) label the Tooling and Equipment as the property of Purchaser, (ii) maintain at all times insurance with terms consistent with industry standards insuring the Tooling and Equipment against loss and destruction and naming Purchaser as an additional insured (iii) keep the Tooling and Equipment free of any and all liens or encumbrances, (iv) allow Purchaser at its request to enter Supplier’s premises to inspect or take possession of the Tooling and Equipment, and (v) execute and take such actions as may be requested by Purchaser, including the execution and filing of any financing statements, to identify Purchaser’s ownership and title in and to the Tooling and Equipment.

(d) Right of Inspection. Upon reasonable notice during normal business hours, Purchaser shall have the right to inspect Supplier’s manufacturing to determine and assess Supplier’s compliance with the provisions of this Section 4.1.

4.2 Manufacture of Materials. Supplier shall manufacture Materials in accordance with the Materials Specifications and all Applicable Laws, as then in effect, including without limitation all laws and regulations of such territories applicable to the transportation, storage, use, handling and disposal of hazardous materials according to local, state and federal regulations. If new laws, rules or regulations become Applicable Laws, Supplier will make reasonable efforts to comply and the parties shall negotiate in good faith an equitable price adjustment for the Materials to reflect an appropriate allocation of any increased costs actually borne by Supplier in complying with such Applicable Laws. Without limiting the generality of the foregoing, Supplier shall (a) take all steps necessary to ensure that any Materials that may be produced by it pursuant to this Agreement shall be free of cross-contamination from any other manufacturing or similar activities and (b) be responsible for validated cleaning and changeover procedures prior to manufacturing Materials hereunder. Each party shall promptly notify the other of any new instructions or specifications required by Applicable Laws and shall confer with each other with respect to the best means to comply with such requirements. Upon request and at mutually agreeable times, Supplier will permit representatives of Purchaser to observe such manufacture and to have access to any relevant records in connection with such manufacture. Upon Purchaser’s written request, Supplier shall supply Purchaser with copies of Supplier’s manufacturing records for the purposes of assuring Materials quality and compliance with Supplier’s manufacturing procedures. Purchaser acknowledges that all copies of Supplier’s manufacturing records shall be protected under the confidentiality provisions of Article 11. Supplier represents and warrants to Purchaser that it has and will maintain during the term of this Agreement all government permits, including without limitation health, safety and environmental permits, necessary for the conduct of the actions and procedures that it undertakes pursuant to this Agreement.

4.3 Non-U.S. Legal Requirements. If Purchaser requires Materials to be manufactured in accordance with any rules and regulations of Governmental Authorities outside the United States, Purchaser shall notify Supplier in writing of such requirements reasonably in advance of the date that such requirements must be implemented. Supplier shall provide Purchaser with prompt written

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notice of whether it is able to, and will, comply with such additional requirements. The parties shall discuss a fair apportionment of any material increases in the cost of manufacture of Materials that result from such additional requirements. Each party shall promptly notify the other of any new instructions or changes to Materials Specifications required by any Governmental Authority. The parties shall confer with each other with respect to the best means to comply with such requirements. However, Supplier is not required to comply with foreign rules, unless agreed to in writing by both parties.

4.4 Quality Statement. Exhibit D attached hereto further details the quality assurance obligations of the parties with respect to the Materials (the “Quality Statement”). Notwithstanding anything to the contrary in this Agreement or any other document or agreement, in the event of a conflict between, this Agreement and the Quality Statement, this Agreement shall govern.

4.5 Regulatory Support. Purchaser and Supplier shall use commercially reasonable efforts to respond to all reasonable requests for information from, and in making all required filings with, federal, state or local governmental or regulatory authorities having jurisdiction to make such requests or require such filings. Supplier shall obtain and comply with all licenses, consents, permits and regulations which may from time to time be required by appropriate governmental and regulatory authorities with respect to the performance of its obligations hereunder.

4.6 QA Audits. Upon Purchaser’s reasonable written advance request to Supplier, Purchaser shall have the right to have representatives visit the Supplier Facility during normal business hours to review Supplier’s manufacturing operations and assess its compliance with quality assurance standards and to discuss any related issues with Supplier’s manufacturing and management personnel.

4.7 Change in Manufacturing Process. Supplier shall obtain Purchaser’s prior written approval, which shall not be unreasonably withheld, before Supplier implements any change in the Materials, equipment, processes or procedures used to manufacture Materials. Supplier shall disclose all such proposed changes in such manufacturing Materials, equipment, processes or procedures to Purchaser at a level sufficient to allow Purchaser to reasonably evaluate the effect of such changes.

4.8 Failed Batch. Supplier shall investigate, and cooperate fully with Purchaser in investigating, any batch of Materials that fails to meet Materials Specifications or the requirements of any U.S. Governmental Authority with jurisdiction over the manufacture of Materials. Supplier shall keep Purchaser informed of the status of any investigation and, upon completion of the investigation, shall provide Purchaser with a final written report describing the cause of the failure and summarizing the results of the investigation.

4.9 Documentation. Supplier shall keep complete, accurate and authentic accounts, notes, data and records of the work performed under this Agreement adequate to comply with all Applicable Laws. Supplier shall maintain complete and adequate records pertaining to the methods and facilities used for the manufacture, processing, testing, packing, labeling of the Materials in accordance with the Applicable Laws.

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5.	PRICES AND PAYMENT.

5.1 Price. For all Materials supplied to Purchaser pursuant to this Agreement, Purchaser shall pay to Supplier the Materials Price set forth in Exhibit B hereto, subject to adjustment in accordance with Section 5.2 hereof. The parties acknowledge and agree that Supplier shall be responsible for all payments to Third Parties for all inputs purchased from, or other product or services provided by Third Parties in connection with the manufacture and packaging of Materials.

5.2 Price Increases. The Materials Price will be adjusted annually commencing on the [******] anniversary of the First Shipment of Materials. The initial adjustment shall be based on the percentage change in the Producer Price Index, published by the United States Department of Labor, Bureau of Labor Statistics (“PPI”), or cost changes imposed by any raw material components, fully burdened labor costs and testing services over and above the PPI. Supplier needs to provide the supporting documentation to Purchaser to justify the price increase above the PPI. Thereafter, the Materials Price shall be adjusted on [******] in an amount equal to the percentage change in the PPI for the prior [******] month period or based on cost increases as provided above.

5.3 Invoices. Supplier shall invoice Purchaser for the aggregate Materials Price of each shipment of Materials at the time of such shipment.

5.4 Payment. Each invoice shall be paid to Supplier in United States Dollars not later than [******]days following the later of (i) the receipt of the applicable invoice or (ii) the receipt of the relevant batch of Materials at its destination, unless such shipment of Materials is properly rejected under the provisions of Section 6.4. Any invoiced amount which is not paid within [******]days of its due date shall be assessed a late payment fee at the rate of [******] per month or the maximum rate permitted by applicable law with respect to such obligations, whichever is less, unless subject to a valid dispute.

6.	DELIVERY AND ACCEPTANCE.

6.1 Reserved.

6.2 Delivery. Unless otherwise agreed by the parties in writing, all shipments of Materials shall be shipped F.O.B. the Supplier Facility. Supplier will package and ship Materials in accordance with the requirements of Purchaser as agreed to by Supplier.

6.3 Timely Delivery. Supplier agrees to use its commercially reasonable efforts to ensure that Materials ordered by Purchaser hereunder shall be delivered on the scheduled delivery dates set forth in the relevant purchase orders.

6.4 Acceptance and Rejection.

(a) Purchaser may reject any batch delivery which does not conform with the Materials Specifications or with applicable documentation and process requirements. Any such notice of rejection shall be in writing and shall indicate the reasons for such rejection.

(b) Reserved.

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(c) In order to reject delivery of a full batch of Materials, Purchaser must give written notice to Supplier of Purchaser’s rejection of any delivery within [******] after receipt of such delivery. If no such notice of rejection is timely received, Purchaser shall be deemed to have accepted such delivery of Materials within [******]of delivery of the batch. Once Purchaser accepts a batch of Materials, Purchaser shall have no recourse against Supplier if the product is subsequently deemed unsuitable for use for any reason, except for Latent Defects or as provided in Article 10 below.

(d) After notice of rejection is given, Purchaser shall cooperate with Supplier in determining whether rejection is necessary or justified. Supplier will evaluate process issues and other reasons for such non-compliance. Supplier shall notify Purchaser as promptly as reasonably possible whether it accepts Purchaser’s basis for any rejection. If Supplier in good faith disagrees with Purchaser’s determination that certain Materials does not meet the Materials Specifications, such Materials shall be submitted to a mutually acceptable Third Party laboratory. Such Third Party laboratory shall determine whether such Materials meets the Materials Specifications and the parties agree that such laboratory’s determination shall be final and determinative. The party against whom the Third Party tester rules shall bear all costs of the Third Party testing. Whether or not Supplier accepts Purchaser’s basis for rejection, promptly on receipt of a notice of rejection of a full batch of Materials, Supplier shall use reasonable efforts at Purchaser’s request to replace such rejected Materials. If the Third Party tester rules that the batch meets Materials Specifications, Purchaser shall purchase that batch and any replacement batch at the agreed-upon price, irrespective of whether Supplier has already replaced it.

(e) Purchaser may not destroy any batch of Materials until it receives written notification from Supplier that Supplier does not dispute that the batch fails to meet Materials Specifications and that Supplier does not request return of the Materials. Upon authorization from Supplier to do so, Purchaser shall destroy the Materials received in the rejected delivery promptly at Supplier’s cost and provide Supplier with certification of such destruction. Purchaser shall, upon receipt of Supplier’s request for return, promptly return said Materials or quality control sample to Supplier, at Supplier’s cost.

7.	INTELLECTUAL PROPERTY RIGHTS.

7.1 No Implied License. Except as expressly provided herein, no party hereto shall be deemed by this Agreement to have been granted any license or other rights to patent rights existing as of the date hereof, or know-how relating to compounds, formulations, products or processes which are owned, licensed or controlled by another party.

7.2 Ownership of Certain Inventions. With respect to any ideas, discoveries, inventions, improvements, innovations and the like (whether or not patentable) developed by Supplier or its employees or agents relating to the Materials (each an “Invention” and collectively, the “Inventions”), the parties agree that such Inventions shall remain the property of Supplier, and that Purchaser shall have, and Supplier hereby grants to Purchaser, a worldwide, royalty-free, irrevocable, license, which license shall be exclusive to Supplier in the field of continuous glucose monitoring products and non-exclusive for any other applications, without right to sublicense (other than in connection with the sale of Products), under Supplier’s patent and other intellectual property rights in any and all such Inventions only for use in combination with Purchaser’s Products for the Term of this Agreement.

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8.	REGULATORY.

8.1 Adverse Event Reporting; Materials Complaints. Purchaser shall be responsible for all reporting to regulatory authorities Adverse Events to the extent required based on the use of Materials supplied by Supplier hereunder in Purchaser’s Products. Purchaser shall advise Supplier promptly after Purchaser becomes aware of any such Adverse Events. If Supplier becomes aware of any Adverse Events associated with the use of such Materials, it shall report all information in its possession regarding such event to Purchaser as soon as practicable after becoming aware of such information, and shall cooperate with Purchaser as necessary to report such event under Applicable Laws. Purchaser shall also notify Supplier as soon as practicable of any complaints of which it becomes aware regarding problems with Materials other than those associated with Adverse Events, and Purchaser shall meet and confer with Supplier with respect to its responses to such complaints and whether any remedial actions by Supplier are indicated by the pattern of complaints.

8.2 Regulatory Compliance. Supplier shall comply with all regulatory requirements with respect to Materials imposed by Applicable Law upon Supplier as the manufacturer of the Materials. If new regulatory requirements become Applicable Laws, Supplier will make reasonable efforts to comply and the parties shall negotiate in good faith an equitable price adjustment for the Materials to reflect an appropriate allocation of any increased costs actually borne by Supplier in complying with such Applicable Laws. Purchaser shall comply with all regulatory requirements with respect to Materials that are imposed by Applicable Law upon Purchaser as the holder of Regulatory Approvals. Supplier shall, on a timely basis, provide Purchaser with information in Supplier’s possession relevant to its role as the manufacturer of the Materials, that is reasonably necessary for and relevant to Purchaser’s obligations hereunder in complying with such regulatory requirements as required by Applicable Laws.

8.3 Cooperation. Supplier will provide to Purchaser such documentation, data and other information relating to Materials as Purchaser may require for submission to Governmental Authorities or as required by Applicable Laws. Supplier shall also provide, upon request by Purchaser, reasonably necessary information concerning its production processes and quality control procedures with respect to Materials.

8.4 Recalls. In the event Purchaser shall be required or requested by any Governmental Authority (or shall voluntarily decide in good faith) to recall a Product, Purchaser shall coordinate such recall. If a recall arises primarily out of Supplier’s negligence, willful misconduct or breach of this Agreement, and does not result from Purchaser’s negligence, willful misconduct or breach of this Agreement, then Supplier shall reimburse Purchaser for (i) the purchase price paid by Purchaser to Supplier for such recalled Materials, and (ii) all of Purchaser’s other direct reasonable costs and expenses actually incurred by Purchaser in connection with the recall including, but not limited to, costs of retrieving Materials already delivered to customers, costs and expenses Purchaser is required to pay for notification, shipping and handling charges, and all other costs reasonably related to the recall, not exceeding $[*****] in total. If a recall is due to any reason other than one that is primarily attributable either to Supplier’s negligence, willful misconduct or breach of this Agreement, or out of Supplier’s negligence, willful misconduct or breach of this Agreement, Purchaser shall pay the costs and expenses of the recall.

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8.5 Regulatory Inspections. Supplier agrees to inform Purchaser within two (2) business days of any regulatory inquiry, communication or inspection, which directly or indirectly relates to the manufacture of any of the Materials. In the event Supplier receives a notice of inspection or an inspection visit by any Governmental Authority which involves Materials or could impact Supplier’s ability to produce Materials, Supplier shall notify Purchaser within twenty four (24) hours. Purchaser, at its option, shall have the right to have its representatives present at any such inspection by a Government Authority, if the inspection pertains to Purchaser Materials. In the event there are written observations (or any other written communication) by a Governmental Authority that involve Materials or could impact Supplier’s ability to produce Materials, or any proposed written response by Supplier to any such inspection, Purchaser shall be informed within two business days and be provided with copies of all documentation within two (2) business days, and shall have a reasonable opportunity to review and comment on the proposed response. If Purchaser elects to provide input to the response, such input shall be provided by Purchaser as promptly as possible and Supplier shall in good faith incorporate such input into the response.

8.6 Incidents or Accidents. Supplier shall immediately notify Purchaser in writing of any incident or accident experienced by such party that such party in its reasonable judgment believes may affect the quality of Materials that Supplier is obligated to deliver hereunder or its ability to meet delivery date obligations hereunder. Such incident or accident shall be immediately investigated by Supplier, and Supplier shall provide a written report within five (5) working days of the results of the investigation of such incidence or accident to Purchaser.

9.	REPRESENTATIONS AND WARRANTIES.

9.1 Mutual Representations and Warranties. Each party hereby represents and warrants to the other party as follows:

(a) Existence and Power. Such party (i) is duly organized, validly existing and in good standing under the laws of the state or other jurisdiction in which it is organized; (ii) has the power and authority and the legal right to own and operate its property and assets, to lease the property and assets it operates under lease, and to carry on its business as it is now being conducted; and (iii) is in compliance with all requirements of Applicable Laws to the extent required by this Agreement, except to the extent that any noncompliance would not have a material adverse affect on such party’s ability to perform its obligations under the Agreement.

(b) Authorization and Enforcement of Obligations. Such party (i) has the power and authority and the legal right to enter into this Agreement and to perform its obligations hereunder and (ii) has taken all necessary action on its part to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder. This Agreement has been duly executed and delivered on behalf of such party, and constitutes a legal, valid, binding obligation, enforceable against such party in accordance with its terms.

(c) No Consents. All necessary consents, approvals and authorizations of all Governmental Authorities and other persons required to be obtained by such party in connection with this Agreement have been obtained, except for those which cannot be obtained prior to the regulatory approval of the Materials.

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(d) No Conflict. The execution and delivery of this Agreement and the performance of such party’s obligations hereunder (i) do not conflict with or violate any requirement of Applicable Laws or regulations or any material contractual obligation of such party and (ii) do not materially conflict with, or constitute a material default or require any consent under, any material contractual obligation of such party. Supplier shall in no event enter into any agreement or arrangement with any Third Party that would prevent or in any way interfere with its obligations pursuant to this Agreement.

9.2 Supplier Representations and Warranties. Supplier represents and warrants to Purchaser as follows: (a) the Materials shall be manufactured in compliance with relevant Approval Applications filed by Purchaser and all other Applicable Laws; (b) shall conform to the Materials Specifications in effect at the time of delivery; (c) shall conform to the Certificates of Analysis supplied with the shipment of the Materials; (d) shall be packaged and shipped in accordance with the Materials Specifications in effect at the time of delivery and the terms of this Agreement; (e) to the best of Supplier’s knowledge, the Materials do not infringe any Third Party patents or other intellectual property rights; and (f) shall be free and clear of any lien or encumbrance.

9.3 Warranty Disclaimers and Limitations. EXCEPT AS SET FORTH IN SECTIONS 9.1 AND 9.2, SUPPLIER MAKES NO WARRANTIES WITH RESPECT TO PRODUCT SUPPLIED TO PURCHASER, EXPRESS OR IMPLIED, AND SPECIFICALLY, WITHOUT LIMITATION, SUPPLIER DISCLAIMS ANY IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND AGAINST INFRINGEMENT.

9.4 Limitation of Liability. IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES INCURRED BY THE OTHER PARTY, OR ANY PUNITIVE OR EXEMPLARY DAMAGES, WHETHER IN CONTRACT OR TORT OR BASED ON A WARRANTY, EVEN IF THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

10.	INDEMNIFICATION.

10.1 Supplier Indemnification. Subject to the limitations in Section 9.4, Supplier, together with its Affiliates, shall indemnify, defend and hold Purchaser, its Affiliates and their respective directors, officers, employees, consultants and sublicensees other than Supplier (each, a “Purchaser Indemnitee”) harmless from and against any and all costs, losses, claims, liabilities, fines, penalties, damages and expenses, court costs, and reasonable fees and disbursements of counsel, consultants and expert witnesses (collectively, “Damages”) incurred or suffered by a Purchaser Indemnitee as a result of Third Party claims, actions or proceedings arising from bodily injury or property damage (collectively, “Third Party Claims”) to the extent such Third Party Claims are a consequence of (i) the breach of any representation or warranty or other provision of this Agreement by Supplier, or (ii) the negligence or willful misconduct of Supplier or its Affiliates, in each case except to the extent that such Damages result from the willful misconduct or negligent acts or omissions of a Purchaser Indemnitee or breach of this Agreement.

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10.2 Purchaser Indemnification. Purchaser shall indemnify, defend and hold Supplier, its Affiliates, and their respective directors, officers, employees and consultants (each, a “Supplier Indemnitee”) harmless from and against any and all Damages incurred by a Supplier Indemnitee as a result of Third Party Claims to the extent such Third Party Claims are a consequence of (i) the breach of any representation or warranty or other provision of this Agreement by Purchaser; (ii) the negligence or willful misconduct of Purchaser, its Affiliates or Third Party sublicensees; or (iii) arising from any defect or deficiency in any Product, in each case except to the extent that such Damages result from any circumstance as to which Supplier has an indemnity obligation under Section 10.2.

10.3 Notice and Assistance. If a party or any of its directors, officers, employees, consultants, Affiliates or sublicensees has a right to be indemnified under this Article 10 (each, an “Indemnified Party”), (i) the Indemnified Party shall give prompt notice of such Third Party Claim to the party from whom indemnification is sought hereunder (the “Indemnifying Party”) and (ii) the Indemnifying Party will have the first right to defend any Third Party Claims for which it is required to Indemnify the Indemnified Party, with the cooperation and at the expense of such Indemnifying Party, provided that it will not settle any such Third Party Claim without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld. If the Indemnifying Party is defending a Third Party Claim, the Indemnified Party shall have the right to be present in person or through counsel at substantive legal proceedings. In the event that the parties cannot agree as to the application of Sections 10.1 or 10.2 as to any Damages or Third Party Claim, the parties may conduct separate defenses of such claim. Each party further reserves the right to claim indemnity from the other in accordance with Sections 10.1 or 10.2 upon resolution of the underlying claim.

10.4 Insurance. Each party shall, throughout the term of this Agreement, obtain and maintain, at its own cost and expense, from a reputable insurance company, comprehensive product liability insurance in reasonable and adequate amounts. Purchaser agrees to name Supplier as additional insured on its policy. The amounts of insurance coverage required hereunder shall not be construed to create a limit on any party’s liability with respect to its indemnification obligations hereunder. Each party shall furnish the other party a certificate of insurance evidencing such insurance upon request and shall provide the other party with written notice at least fifteen (15) days prior to the cancellation, non-renewal or material change in such insurance. Each party’s obligation to maintain such insurance shall continue until five (5) years after termination of this Agreement.

11.	CONFIDENTIALITY.

11.1 Treatment of Confidential Information. The parties agree that during the term of this Agreement, and for a period of [******] years after this Agreement expires or terminates, a party receiving Confidential Information of the other party will (i) maintain in confidence such Confidential Information to the same extent such party maintains its own proprietary information of similar kind and value (but at a minimum each party shall use commercially reasonable efforts to maintain Confidential Information in confidence), (ii) not disclose such Confidential Information to any Third Party without prior written consent of the disclosing party, and (iii) not use such Confidential Information for any purpose except those permitted by this Agreement. A party shall have no such obligation with respect to any portion of such Confidential Information which:

(a) is publicly disclosed by the disclosing party, either before or after it becomes known to the receiving party;

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(b) was known to the receiving party, without obligation to keep it confidential, prior to when it was received from the disclosing party;

(c) is subsequently disclosed to the receiving party by a Third Party lawfully in possession thereof without obligation to keep it confidential;

(d) has been published by a Third Party; or

(e) has been independently developed by the receiving party without the aid, application or use of Confidential Information.

11.2 Permitted Disclosures. Notwithstanding any other provision of this Agreement, Purchaser may disclose Confidential Information belonging to Supplier to the extent such disclosure is reasonably necessary for regulatory filings, prosecuting or defending litigation, complying with applicable governmental regulations, conducting pre-clinical or clinical trials by or for Purchaser and marketing and selling Product. If Purchaser is so required to disclose any Confidential Information belonging to Supplier to a Government Authority or to any other Third Party, Purchaser shall immediately notify Supplier in writing of all details of the required disclosure and permit Supplier to intervene to oppose, limit or condition such disclosure prior to Purchaser making any disclosure and Purchaser shall make any such disclosure ultimately required in the most restrictive fashion consistent with the requirement as determined by a court or regulatory agency of competent jurisdiction. Except as otherwise agreed to herein, if Supplier is required by law to disclose any Confidential Information of Purchaser to a Government Authority or to any other Third Party, Supplier shall immediately notify Purchaser in writing of all details of the required disclosure and permit Purchaser to intervene to oppose, limit or condition such disclosure prior to Supplier making any disclosure, and Supplier shall make any such disclosure ultimately required in the most restrictive fashion consistent with the requirement as determined by a court or regulatory agency of competent jurisdiction.

11.3 Injunctive Relief. The parties expressly acknowledge and agree that any breach or threatened breach of this Article 11 may cause immediate and irreparable harm to the disclosing party that may not be adequately compensated by damages. Each party therefore agrees that in the event of such breach or threatened breach and in addition to any remedies available at law, the disclosing party shall have the right to seek equitable and injunctive relief, without bond, in connection with such a breach or threatened breach.

12.	TERM AND TERMINATION.

12.1 Term. The term of this Agreement shall commence on the Effective Date and shall continue until for a period of three (3) years (“Initial Term”) unless earlier terminated in accordance with this Article 12. Following the Initial Term, the term of this Agreement may be extended for an additional [******] solely at Purchaser’s option (“Purchaser Renewal Option”). Following the Purchaser Renewal Option, this Agreement shall renew for successive [******] terms unless terminated by either party by providing the other party with not less than 180 days prior written notice.

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12.2 Termination for Material Breach. Either party may terminate this Agreement upon written notice to the other party if the other party commits any material breach of this Agreement which the breaching party fails to cure within sixty (60) days following written notice from the non-breaching party specifying such breach.

12.3 Surviving Obligations. Termination of this Agreement shall not (a) affect any other rights of either party which may have accrued up to the date of such termination or (b) preclude either party from pursuing all rights and remedies it may have hereunder or at law or in equity with respect to any breach of this Agreement. The provisions of Sections 4.5, 4.9 and 5.4 and Articles 7, 8, 9, 10, 11, 12 and 13 shall survive the termination of this Agreement.

13.	MISCELLANEOUS.

13.1 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to conflicts of laws provisions.

13.2 Assignment. Except as otherwise provided herein, neither this Agreement nor any interest hereunder will be assignable in whole or in part by a party without the prior written consent of the other, provided however, that Purchaser or Supplier may assign this Agreement to any of its Affiliates or to any successor by merger or sale of substantially all of its business or assets to which this Agreement relates. This Agreement shall be binding upon the successors and permitted assigns of the parties and the name of a party appearing herein will be deemed to include the names of such party’s successors and permitted assigns to the extent necessary to carry out the intent of this Agreement. Any assignment which is not in accordance with this Section 13.2 shall be void.

13.3 Arbitration. Any controversy arising under or related to this Agreement, and any disputed claim by any party against another under this Agreement, excluding any dispute relating to patent validity or infringement arising under this Agreement, shall be settled by arbitration in accordance with the then existing Commercial Arbitration Rules of the American Arbitration Association (the “Rules”). Upon request by a party, arbitration will be by a panel of three arbitrators within thirty (30) days of such arbitration request. One arbitrator will be selected by Purchaser, one arbitrator will be selected by Supplier, and the third arbitrator will be selected by mutual agreement of the two arbitrators selected by the parties. In any such arbitration, the parties shall select a panel with relevant experience in the medical device industry. Judgment upon the award rendered by the panel shall be final and nonappealable and may be entered in any court having jurisdiction thereof. In order to conduct discovery, and in addition to the discovery provisions provided under the Rules, the parties expressly incorporate into any arbitration occurring under this Agreement the discovery rules provided for in the Federal Rules of Civil Procedure of the United States of America. Any arbitration shall be held in San Diego, California, unless the parties hereto mutually agree in writing to another place. Notwithstanding the foregoing, nothing in this provision shall be construed to bar a party from seeking interim equitable relief in order to preserve the status quo or prevent irreparable harm.

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13.4 Notices. All notices required or permitted to be given under this Agreement shall be in writing and shall be sent by registered or certified mail or a reputable courier service, addressed to the signatory to whom such notice is required or permitted to be given or transmitted by facsimile to the number indicated below. All notices shall be deemed to have been given in the case of mailing on the fifth (5th) day following the date of mailing, as postmarked at the point of mailing, or in the case of delivery by courier on the date of delivery, and in the case of facsimile transmission on the first day following the date of transmission.

All notices to Purchaser shall be addressed as follows:

DexCom, Inc.

6340 Sequence Drive

San Diego, California 92121

Telephone: 858-200-0200

Facsimile: 858-875-5324

Attention: Legal Department

All notices to Supplier shall be addressed as follows:

The Polymer Technology Group

2810 7th Street

Berkeley, CA 94710

Telephone: (510) 841-8800

Facsimile: (510) 841-7800

Attention: Robert Ward

13.5 Amendment. No amendment, modification or waiver of any terms or conditions hereof shall be effective unless made in writing and signed by a duly authorized officer of each party.

13.6 Disclaimer of Agency. Neither party is, or will be deemed to be, the legal representative or agent of the other party, nor shall either party have the right or authority to assume, create, or incur any Third Party liability or obligation of any kind, express or implied, against or in the name of or on behalf of the other except as expressly set forth in this Agreement.

13.7 Non-Waiver. The failure of a party in any one or more instances to insist upon strict performance of any of the terms and conditions of this Agreement shall not constitute a waiver or relinquishment, to any extent, of the right to assert or rely upon any such terms or conditions on any future occasion.

13.8 Severability. If a court of competent jurisdiction or arbitrator declares any provision of this Agreement invalid or unenforceable, or if any government or other agency having jurisdiction over any party deems any provision to be contrary to any laws, then that provision shall be severed and the remainder of the Agreement shall continue in full force and effect. To the extent possible, the parties shall revise such invalidated provision in a manner that will render such provision valid without impairing the parties’ original intent.

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13.9 Entire Agreement. This Agreement (including all exhibits hereto) embodies the entire, final and complete agreement and understanding between the parties and replaces and supersedes all prior discussions and agreements between them with respect to its subject matter.

13.10 Headings. The headings contained in this Agreement are inserted for reference only and shall not be deemed a part of the text hereof.

13.11 Counterparts. This Agreement may be executed in multiple counterparts (which may be delivered by facsimile), each of which shall be an original and all of which shall constitute together the same document.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first set forth above.

DEXCOM, INC. a Delaware corporation		PTG MEDICAL, LLC a California limited liability company

By:	/s/ Jess Roper	By:	/s/ Terry Robertson
Name:	Jess Roper	Name:	Terry Robertson
Its:	Chief Financial Officer	Its:	Chief Operating Officer

DexCom Confidential	17

EXHIBIT A

Tooling and Equipment Provided by Purchaser

[******]

DexCom Confidential	A

EXHIBIT B

Materials Pricing

[******]per gallon of Materials

DexCom Confidential	B

EXHIBIT C

Materials Specifications

[*****]

Characteristic	Test Method	Specification	Result

[*****]	[*****]	[*****]

[*****]	[*****]	[*****]

[*****]	[*****]	[*****]

[*****]	[*****]	[*****]

[*****]	[*****]	[*****]

[*****]	[*****]	[*****]

[*****]	[*****]	[*****]

[*****]	[*****]	[*****]

[*****]

Characteristic	Test Method	Specification	Result

[*****]	[*****]	[*****]

[*****]	[*****]	[*****]

[*****]	[*****]	[*****]

[*****]	[*****]	[*****]

[*****]	[*****]	[*****]

[*****]	[*****]	[*****]

[*****]	[*****]	[*****]

[*****]	[*****]	[*****]

DexCom Confidential	C

EXHIBIT D

Quality Statement

[******]

DexCom Confidential	D